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                                                                    Exhibit 99.4

                            IBF Fund Liquidating LLC
                              c/o Kaye Scholer LLP
                                 425 Park Avenue
                            New York, New York 10022

                                                               February 18, 2005

Mr. Charles T. Verde
Ms. Cynthia Davis
U.S. Mills, Inc.
200 Reservoir Street
Needham, Massachusetts 02494-3146

Dear Chuck and Cynthia:

      Reference is made to the Acquisition Agreement and Plan of Merger, dated as of the date hereof, among IBF Fund Liquidating LLC ("IBF"), U.S. Mills, Inc. (the "Company"), USM Acquisition Sub, Inc. and Sunset Brands, Inc. (the "Merger Agreement"). Capitalized terms used and not defined herein have the meanings set forth in the Merger Agreement.

      It is acknowledged that you have been essential to the operations of the Company, and that, in exchange for IBF's agreement to provide appropriate compensation, upon being apprised that the Company was to be offered for sale, you agreed to continue your employment with the Company and to provide its management during the pendency of the efforts to consummate a sale. It is further acknowledged that your willingness to continue your employment with the Company during the period when it was offered for sale has been an important factor in preserving the value of the Company so that a sale could be negotiated on favorable terms. The payments described in this letter agreement are the amounts that you have agreed to accept in consideration of your continued employment during the pendency of a sale and as final payment of bonuses previously earned but not paid.

      In connection with the transactions contemplated by the Merger Agreement, IBF hereby agrees as follows:

      1. Immediately following the Effective Time, IBF shall pay to Chuck Verde an amount in cash equal to $410,000, which represents the amount of bonus compensation that Mr. Verde is entitled to receive from the Company in respect of his employment with the Company during 2003 and 2004 and in connection with the consummation of the Merger.

      2. Immediately following the Effective Time, IBF shall pay to Cynthia Davis an amount in cash equal to $410,000, which represents the amount of bonus compensation that Ms. Davis is entitled to receive from the Company in respect of her employment with the Company during 2003 and 2004 and in connection with the consummation of the Merger.

      In addition, pursuant to the Merger Agreement, IBF is entitled to receive Units consisting of shares of Series B Preferred Stock and related Warrants to purchase Sunset Common having

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an aggregate value equal to $3,000,000, subject to adjustment as provided in the
Merger Agreement. In consideration of facilitating the Merger, IBF hereby agrees that IBF will pay to each of Mr. Verde and Ms. Davis an amount in cash equal to 7% of the net proceeds IBF receives from time to time in connection with any sale of such shares of Series B Preferred Stock or the shares of Sunset Common into which such shares of Series B Preferred Stock are convertible. IBF will deliver to Mr. Verde and Ms. Davis a statement within five (5) business days of each sale, redemption or other disposition of any shares of Series B Preferred Stock or the shares of Sunset Common into which such shares of Series B
Preferred Stock are convertible describing the material terms of such sale, redemption or other disposition, along with a check payable to Mr. Verde and Ms. Davis, each in the amount of 7% of the net proceeds received therefrom. It is understood that the agreement described in this paragraph is meant to qualify as a deferred compensation arrangement under Section 409A of the Internal Revenue Code of 1986. The parties hereto agree to work together in good faith to modify the structure of the payment terms set forth in this paragraph prior to the Effective Time as reasonably necessary to comply with Section 409A and the regulations thereunder.

      Each of Mr. Verde and Ms. Davis shall be solely responsible for payment of any and all taxes (whether federal, state, local or foreign) of any kind whatsoever and any interest, penalty, addition or additional amount thereon imposed, assessed or collected by or under the authority of any governmental authority, arising as a result of any amounts received by them hereunder.

      In consideration for the receipt of the full amount of the foregoing consideration, and other good and valuable consideration provided to each of Mr. Verde and Ms. Davis pursuant to this letter agreement, each of Mr. Verde and Ms. Davis hereby irrevocably and unconditionally releases, waives and forever discharges IBF and its past, present and future members, managers, officers, directors, employees, agents and controlling persons, and the respective heirs, administrators, successors and assigns of each of the foregoing (each, an "IBF Releasee"), jointly and individually, from any and all actions, causes of action, claims, demands, damages, rights, remedies and liabilities of whatsoever kind or character, in law or equity, suspected or unsuspected, past or present, that either of them has ever had or may now have against the IBF Releasees (or any of them), from the beginning of time to the date hereof, arising out of or related to (i) the employment of Mr. Verde and Ms. Davis by the Company or their equity interest therein and (ii) any acts or omissions of any IBF Releasee in any capacity related to the Company (collectively, the "Management Claims") and from any and all other Management Claims arising out of or related to any contract, any and all other federal, state or local constitutions, statutes, rules or regulations, or under any common law right of any kind whatsoever relating to the employment by Mr. Verde and Ms. Davis by the Company or their equity interest therein, including, without limitation, any Management Claim for any kind of tortious conduct, negligent misrepresentation, promissory or equitable estoppel, unjust enrichment, declaratory judgment, quantum meruit, fraud, breach of express or implied contract or covenants of good faith and/or failure to pay in whole or part any compensation (other than salary due and owing to Mr. Verde or Ms. Davis in the ordinary course of business and not paid through the date hereof), bonus, incentive compensation, profit sharing, stock bonus or options, overtime compensation, deferred compensation, severance pay or benefits or payments of any kind whatsoever, including disability and medical benefits, back pay, front pay or any compensatory or consequential damages, punitive or liquidated damages, attorneys' fees, costs,

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disbursements or expenses. Each of Mr. Verde and Ms. Davis shall indemnify and hold harmless each IBF Releasee from and against all losses, liabilities, claims, damages and expenses (including costs of investigation and defense and reasonable attorneys' fees) arising from or in connection with the assertion by or on behalf of either of them of any Management Claims or other matter released pursuant to this paragraph.

      To the fullest extent permitted by law, each of Mr. Verde and Ms. Davis represents, warrants and agrees not to lodge any complaint in court, with any federal, state or local agency or any other forum, including, without limitation, arbitration, in any jurisdiction or any country, arising out of or related to any Management Claims or such person's employment by or performance of services to or on behalf of the Company or any of the IBF Releasees or the termination of that employment or those services, or for any other Management Claim. Each of Mr. Verde and Ms. Davis hereby represents and warrants that neither he nor she has brought any complaint, claim, charge, action or proceeding against any of the IBF Releasees in any jurisdiction or forum nor assisted or encouraged any other person or persons in doing do. Each of Mr. Verde and Ms. Davis further represents and warrants that neither he nor she has in the past or will in the future assign any Management Claim to any person, corporation or other entity.

      Execution of this letter agreement by Mr. Verde and Ms. Davis operates as a complete bar and defense against any and all of the Management Claims against any of the IBF Releasees. If either of Mr. Verde or Ms. Davis should hereafter make any Management Claim in any charge, complaint, action, claim or proceeding against any of the IBF Releasees, this letter agreement may be raised as and shall constitute a complete bar to any such charge, complaint, action, claim or proceeding, and the IBF Releasees, or any of them, shall be entitled to and shall recover from Mr. Verde and Ms. Davis all costs incurred, including attorneys' fees, in defending against any such charge, complaint, action, claim or proceeding.

      IBF hereby irrevocably and unconditionally releases, waives and forever discharges each of Mr. Verde and Ms. Davis and their heirs and successors (each, a "Manager Releasee"), jointly and individually, from any and all actions, causes of action, claims, demands, damages, rights, remedies and liabilities of whatsoever kind or character, in law or equity, suspected or unsuspected, past or present, that IBF has ever had or may now have against the Manager Releasees (or any of them), from the beginning of time to the date hereof, arising out of or related to (i) the employment of Mr. Verde and Ms. Davis by the Company and
(ii) any acts or omissions of any Manager Releasee in any capacity related to the Company (collectively, the "IBF Claims") and from any and all other IBF Claims arising out of any kind of tortious conduct, negligent misrepresentation, promissory or equitable estoppel, unjust enrichment, declaratory judgment, quantum meruit, fraud, breach of express or implied contract or covenants of good faith. IBF shall indemnify and hold harmless each Manager Releasee from and against all losses, liabilities, claims, damages and expenses (including costs of investigation and defense and reasonable attorneys' fees) arising from or in connection with the assertion by or on behalf of IBF of any IBF Claims or other matter released pursuant to this paragraph.

      To the fullest extent permitted by law, IBF represents, warrants and agrees not to lodge any complaint in court, with any federal, state or local agency or any other forum, including,

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without limitation, arbitration, in any jurisdiction or any country, arising out of or related to any IBF Claims. IBF further represents and warrants that it has not in the past and will not in the future assign any IBF Claim to any person, corporation or other entity.

      Execution of this letter agreement by the IBF operates as a complete bar and defense against any and all of the IBF Claims against any of the Manager Releasees. If IBF should hereafter make any IBF Claim in any charge, complaint, action, claim or proceeding against any of the Manager Releasees, this letter agreement may be raised as and shall constitute a complete bar to any such charge, complaint, action, claim or proceeding, and the Manager Releasees, or any of them, shall be entitled to and shall recover from IBF and any all costs incurred, including attorneys' fees, in defending against any such charge, complaint, action, claim or proceeding.

      This letter agreement was drafted by IBF and its counsel solely as a matter of convenience to the parties, and shall not be construed for or against any party for that reason. The parties acknowledge that they each have been afforded ample opportunity to review and evaluate this letter agreement prior to subscribing hereto and that they have been represented and assisted by counsel chosen by them for that purpose. Mr. Verde and Ms. Davis each further acknowledges that he or she has been advised in writing to consult counsel concerning this letter agreement and each has consulted with counsel of his or her choice. The parties acknowledge and agree that they enter into this letter agreement freely and voluntarily, without duress or coercion of any kind, and as an informed and well-reasoned exercise of their respective business judgments. Each of Mr. Verde and Ms. Davis acknowledges that he or she was offered at least 21 days to consider the terms of this letter agreement, and each of Mr. Verde and Ms. Davis hereby waives the benefit of such review period.

                                    * * * * *

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      Please indicate your agreement with the foregoing by your signature below.

                                                IBF FUND LIQUIDATING LLC

                                                By   /s/ Arthur J. Steinberg
                                                     ------------------------
                                                Name:  Arthur J. Steinberg
                                                Title: Manager

AGREED AND ACCEPTED
This 22nd day of February, 2005

/s/ Charles T. Verde
-------------------------------
Charles T. Verde

/s/ Cynthia Davis
-------------------------------
Cynthia Davis

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